Exhibit 25.1

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549

                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(B)(2)


                       IBJ SCHRODER BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)

     New York                                         13-5375195
(Jurisdiction of incorporation                      (I.R.S. employer
or organization if not a U.S. national bank)        identification No.)

               One State Street, New York, New York         10004
               (Address of principal executive offices)  (Zip code)

                       IBJ SCHRODER BANK & TRUST COMPANY
                               One State Street
                           New York, New York 10004
                                 (212) 858-2000
         (Name, address and telephone number of agent for service)

                      CONSORCIO G GRUPO DINA, S.A. DE C.V
            (Exact name of co-obligor as specified in its charter)

   United Mexican States                           Not Applicable
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification No.)

Tlacoquemecatl 41 Colonia Del Valle
02300 Mexico D.F., Mexico                                        03100
(Address of principal executive offices)                       (Zip code)

                           MCII HOLDINGS (USA), INC
             (Exact name of co-obligor as specified in its charter)

  Delaware                                                  Applied For
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                             identification No.)

Dial Tower
1850 North Central Avenue
Phoenix, Arizona                                                   85004
(Address of principal executive offices)                         (Zip code)

         SENIOR SECURED DISCOUNT EXCHANGE NOTES DUE NOVEMBER 15, 2002
                         (Title of indenture securities)

tem 1.        General information

               Furnish the following information as to the trustee:

          (a)       Name and address of each examining
                    or supervising authority to which
                    it is subject.

                         New York State Banking
                         Department, Two Rector
                         Street, New York, New York

                         Federal Deposit Insurance
                         Corporation, Washington, D.C.

                         Federal Reserve Bank of
                         New York Second District,
                         33 Liberty Street, New York, New York

          (b) Whether it is authorized to exercise corporate trust powers.

                                    Yes

     Item 2.        Affiliations with the co-obligors.

                    If any of the co-obligors is an
                    affiliate of the trustee, describe
                    each such affiliation.

                    Neither of the co-obligors is an affiliate of the trustee.

                    Defaults by the co-obligors.

               (a)  State whether there is or has been
                    a default with respect to the
                    securities under this indenture.
                    Explain the nature of any such
                    default.

                                    None

               (b)  If the trustee is a trustee under
                    another indenture under which any
                    other securities, or certificates
                    of interest or participation in any
                    other securities, of any of the co-
                    obligors are outstanding, or is
                    trustee for more than one
                    outstanding series of securities
                    under the indenture, state whether
                    there has been a default under any
                    such indenture or series, identify
                    the indenture or series affected,
                    and explain the nature of any such
                    default.

                                    None

     Item 16.       List of exhibits.

                    List below all exhibits filed as
                    part of this statement of
                    eligibility.

          *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

          *2.       A copy of the Certificate of Authority
                    of the trustee to Commence Business
                    (Included in Exhibit 1 above).

          *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

          *4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1,
                    Securities and Exchange Commission File No. 22-
                    19146).

           5.       Not Applicable

           6. The consent of United States institutional trustee required by Section 321(b) of the Act.

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

     * The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.


                                    NOTE

          In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the co-obligors and their directors or officers, the trustee has relied upon information furnished to it by the co-obligors.

          Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

          Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

          Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, neither of the co-obligors is in default under any indenture under which the applicant is trustee.


                                 SIGNATURE

               Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 25th day of July, 1996.

                                   IBJ SCHRODER BANK & TRUST COMPANY

                                   By:   /s/Thomas J. Bogert
                                         Thomas J. Bogert
                                         Vice President



                                 EXHIBIT 6

                             CONSENT OF TRUSTEE

               Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by Consorcio G Grupo Dina, S.A. de C.V. and MCII Holdings
     (USA), Inc. of their Senior Secured Discount Exchange Notes due November 15, 2002, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                   IBJ SCHRODER BANK & TRUST COMPANY

                                   By:  /s/Thomas J. Bogert
                                        Thomas J. Bogert
                                         Vice President

     Dated: July 25, 1996


                                   EXHIBIT 7

                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES

                          REPORT AS OF MARCH 31, 1996

                                                           DOLLAR AMOUNTS
                                                            IN THOUSANDS

ASSETS

Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin    . . .  $    27,805
    Interest-bearing balances . . . . . . . . . . . . . . . . .  $   142,919

Securities:    Held to Maturity . . . . . . . . . . . . . . . .  $   169,682
                     Available-for-sale . . . . . . . . . . . .  $    23,665

Federal funds sold and securities purchased under
agreements to resell in domestic offices of the bank
and of its Edge and Agreement subsidiaries and in IBFs:
    Federal Funds sold  . . . . . . . . . . . . . . . . . . . .  $     63,801
    Securities purchased under agreements to resell . . . . . .  $      -0-

Loans and lease financing receivables:
    Loans and leases, net of unearned income  . . . .  $1,575,250
    LESS: Allowance for loan and lease losses . . . .  $   55,396
    LESS: Allocated transfer risk reserve . . . . . .  $    -0-
    Loans and leases, net of unearned income,
      allowance, and reserve. . . . . . . . . . . . .            $ 1,519,854

Assets held in trading accounts . . . . . . . . . . . . . . . .  $       489

Premises and fixed assets . . . . . . . . . . . . . . . . . . .  $     7,228

Other real estate owned . . . . . . . . . . . . . . . . . . . .  $       397

Investments in unconsolidated subsidiaries and
  associated companies. . . . . . . . . . . . . . . . . . . . .  $      -0-

Customers' liability to this bank on acceptances outstanding  .  $       155

Intangible assets . . . . . . . . . . . . . . . . . . . . . . .  $      -0-

Other assets  . . . . . . . . . . . . . . . . . . . . . . . . .  $    60,135

TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . .  $ 2,016,130


                                LIABILITIES

Deposits:
    In domestic offices . . . . . . . . . . . . . . . . . . . .  $   612,376
        Noninterest-bearing   . . . . . . . . . . . .  $  174,044
        Interest-bearing . . . . . . . . . . . . . .   $  438,332

    In foreign offices, Edge and Agreement
      subsidiaries, and IBFs . . . . . . . . . . . . . . . . .   $   793,288
        Noninterest-bearing . . . . . . . . . . . . .  $   16,090
        Interest-bearing . . . . . . . . . . . . . ..  $  777,198

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased . . . . . . . . . . . . . . . . . .  $    57,588
    Securities sold under agreements to repurchase  . . . . . .  $      -0-

Demand notes issued to the U.S. Treasury  . . . . . . . . . . .  $    24,522

Trading Liabilities . . . . . . . . . . . . . . . . . . . . . .  $       390

Other borrowed money:
    a) With original maturity of one year or less . . . . . . .  $   250,333
    b) With original maturity of more than one year . . . . . .  $      -0-

Mortgage indebtedness and obligations under capitalized leases   $      -0-

Bank's liability on acceptances executed and outstanding  . . .  $       155

Subordinated notes and debentures . . . . . . . . . . . . . . .  $      -0-

Other liabilities . . . . . . . . . . . . . . . . . . . . . . .  $    68,215

TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . .  $ 1,806,867

Limited life preferred stock and related surplus  . . . . . . .  $      -0-

                               EQUITY CAPITAL

Perpetual preferred stock . . . . . . . . . . . . . . . . . . .  $      -0-

Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . .  $    29,649

Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   217,008

Undivided profits and capital reserves  . . . . . . . . . . . .  $   (37,419)

Plus:   Net unrealized gains (losses) on marketable
  equity securities  . . . . . . . . . . . . . . . . . . . . .   $        25

Cumulative foreign currency translation adjustments . . . . . .  $      -0-

TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . .  $   209,263

TOTAL LIABILITIES AND EQUITY CAPITAL  . . . . . . . . . . . . .  $ 2,016,130